Exhibit (21)
Subsidiaries of Eastman Kodak Company
                                                                                                        Organized
Companies Consolidated                                                            Under Laws of

Eastman Kodak Company                                                            New Jersey
    FPC, Inc.                                                                                     California
  Qualex Inc.                                                                                    Delaware
    Qualex Canada Photofinishing Inc.                                        Canada
  Eastman Gelatine Corporation                                                   Massachusetts
  Kodak Imaging Network, Inc. (formerly Ofoto, Inc.)              Delaware
  Kodak Graphic Communications Canada Company              Canada
    Kodak Canada Inc.                                                                    Canada
  Kodak Argentina S.A.I.C.                                                          Argentina
  Kodak Chilena S.A. Fotografica                                                Chile
  Kodak Americas, Ltd.                                                                  New York
  Kodak Venezuela, S.A.                                                                Venezuela
  Kodak (Near East), Inc.                                                                New York
  Kodak (Singapore) Pte. Limited                                                  Singapore
  Kodak Philippines, Ltd.                                                                New York
  Kodak Polychrome Graphics Company Ltd.                             Barbados
  Kodak Limited                                                                               England
    Cinesite (Europe) Limited                                                          England
    Kodak India Limited                                                                   India
    Kodak International Finance Limited                                       England
  Kodak Polska Sp.zo.o                                                                   Poland
  Kodak OOO                                                                                    Russia
  Kodak                                                                                              France
  Kodak Verwaltung GmbH                                                            Germany
  Eastman Kodak Holdings B.V.                                                    Netherlands
    Eastman Kodak Sarl                                                                    Switzerland
    Kodak Brasileira Comercio de Produtos para
       Imagem e Servicos Ltda.                                                          Brazil
    Kodak Nederland B.V.                                                                 Netherlands
    Kodak (Hong Kong) Limited                                                      Hong Kong
    Kodak (China) Limited                                                                 Hong Kong
      Kodak (China) Investment Company Ltd.                              China

Exhibit (21)
(Continued)

                                                                                                        Organized
Companies Consolidated                                                            Under Laws of

Eastman Kodak Company
  Kodak Korea Ltd.                                                                          South Korea
  Kodak New Zealand Limited                                                       New Zealand
  Kodak (Australasia) Pty. Ltd.                                                     Australia
  Kodak (Egypt) S.A.E.                                                                   Egypt
  Kodak (Malaysia) Sdn.Bhd.                                                        Malaysia
  Kodak (Taiwan) Limited                                                               Taiwan
  Eastman Kodak International Capital
    Company, Inc.                                                                              Delaware
    Kodak de Mexico S.A. de C.V.                                                   Mexico
    Kodak Export de Mexico, S. de R.L. de C.V.                            Mexico
    Kodak Mexicana, S.A. de C.V.                                                   Mexico
    Kodak A/S                                                                                     Denmark
    Kodak SA/NV                                                                                Belgium
    Kodak Norge A/S                                                                          Norway
    Kodak Societe Anonyme                                                             Switzerland
    Kodak (Thailand) Limited                                                            Thailand
  Kodak Gesellschaft m.b.H.                                                             Austria
  Kodak Kft.                                                                                        Hungary
  Kodak Oy                                                                                         Finland
  Kodak S.p.A.                                                                                    Italy
  Kodak Portuguesa Limited                                                             New York
  Kodak, S.A.                                                                                       Spain
  Kodak Nordic AB                                                                             Sweden
  Kodak Japan Ltd.                                                                             Japan
    K. K. Kodak Information Systems                                               Japan
    Kodak Digital Product Center, Japan Ltd.                                  Japan
  Kodak Electronic Products (Shanghai) Company
    Limited                                                                                              China
  Kodak (China) Company Limited                                                   China
    Kodak (China) Graphic Communications Company Ltd.          China
  Kodak (Wuxi) Company Limited                                                    China
  Kodak (Xiamen) Company Limited                                                China
  Kodak (Shanghai) International Trading
    Co. Ltd.                                                                                             China
  Shanghai Da Hai Camera Co., Ltd.                                                 China

Note:  Subsidiary Company names are indented under the name of the parent company.